Number                                               SHARES
          COMMON STOCK                               THIS CERTIFICATE IS
                                                     TRANSFERABLE IN THE CITIES
                                                     OF NEW YORK OR BOSTON
          PAR VALUE
          $1.00 PER SHARE                            CUSIP 723686 10 1


               PIONEER HI-BRED INTERNATIONAL, INC.
                    INCORPORATED UNDER THE LAWS OF THE STATE OF IOWA


          This Certifies that
          S P E C I M E N See Reverse for Certain Definitions is the owner of

          FULL PAID AND NON-ASSESSBLE SHARES OF THE COMMON STOCK OF

Pioneer Hi-Bred           Pioneer Hi-Bred International,Inc.,transferable on
                          the books of the Corporation by the
International, Inc.       holder hereof in person or by Attorney upon surrender
                          of this Certificate properly endorsed. This Seal
Corporate                 Certificate is not valid until  countersigned by
                          the Transfer Agent and Registered by the Registrar.
Des                       Moines,  Iowa Witness the seal of said Corporation and
                          the signatures of its duly authorized officers.

     Dated:
     /s/Charles S. Johnson                  COUNTERSIGNED AND REGISTERED:
        Chairman, President and CEO              BankBoston, N.A.
    /s/Jerry L. Chicoine                    TRANSFER AGENT AND REGISTRAR,
        Secretary                           BY: /s/Mary Penezic
                                                           AUTHORIZED SIGNATURE

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Pioneer Hi-Bred
International, Inc. and the First National Bank of Boston (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Pioneer Hi-Bred International, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pioneer Hi-Bred International, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended and Restated Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common     UNIF GIFT MIN ACT            Custodian
                                                          ----------          --------------
                                                                      (Cust)        (Minor)
    TEN ENT - as tenants by the entireties                          under Uniform Gifts to Minors
                                                                    Act
                                                                        ----------------------
                                                                             (State)

    JT TEN - as joint tenants with right of survivorship and not as tenants in common
            Additional abbreviations may also be used though not in the above list

For value received, __________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.

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------------------------------------------------------------------------  Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint__________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

                                           ------------------------------